Exhibit 99.1

Paycom Software, Inc. Reports First Quarter 2022 Results

First Quarter Revenues of $354 million, up 30% from the comparable prior year period

First Quarter GAAP Net Income of $92 million, representing 26% of total revenues, or $1.58 per diluted share

First Quarter Non-GAAP Net Income of $111 million, or $1.90 per diluted share

First Quarter Adjusted EBITDA of $170 million, representing 48% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2022.

“We opened the year with excellent results and strong sales momentum, which has me even more confident in our strategy,” said Paycom’s founder and CEO, Chad Richison. “Employee usage continues to drive our very strong revenue growth. Our go-to-market strategy and our messaging around easy-to-use, self-service solutions and automation are resonating.”

Financial Highlights for the First Quarter of 2022

Total Revenues of $353.5 million represented a 29.9% increase compared to total revenues of $272.2 million in the same period last year. Recurring revenues of $348.2 million increased 30.0% from the comparable prior year period, and constituted 98.5% of total revenues.

GAAP Net Income was $91.9 million, or $1.58 per diluted share, compared to GAAP net income of $64.6 million, or $1.11 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $110.6 million, or $1.90 per diluted share, compared to $85.9 million, or $1.47 per diluted share, in the same period last year.

Adjusted EBITDA1 was $170.1 million, compared to $133.0 million in the same period last year.

Cash and Cash Equivalents were $360.6 million as of March 31, 2022, compared to $278.0 million as of December 31, 2021.

Total Debt, Net was $28.7 million as of March 31, 2022, compared to $29.2 million as of December 31, 2021.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2022 and the year ending December 31, 2022:

Quarter Ending June 30, 2022:

Total Revenues in the range of $308 million to $310 million.

Adjusted EBITDA in the range of $111 million to $113 million.

Year Ending December 31, 2022:

Total Revenues in the range of $1.333 billion to $1.335 billion.

Adjusted EBITDA in the range of $533 million to $535 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, the forward-looking adjusted gross margin range to gross margin and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth rate plus adjusted EBITDA margin, or the “Rule of 65.” Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 65” to a comparable GAAP measure without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin and “Rule of 65”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, (viii) “Rule of 65” as revenue growth rate (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)) and (ix) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, May 3, 2022, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (844) 200-6205 (domestic) or (929) 526-1599 (international) and provide 585033 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (866) 813-9403 (domestic) or +44 (204) 525-0658 (international) until May 10, 2022. The replay passcode is 874934.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; the expected impact on our consolidated financial statements of new accounting pronouncements; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$360,594	$277,978
Accounts receivable	17,945	9,490
Prepaid expenses	28,588	23,729
Inventory	732	1,131
Income tax receivable	—	16,413
Deferred contract costs	82,074	76,724
Current assets before funds held for clients	489,933	405,465
Funds held for clients	3,944,363	1,846,573
Total current assets	4,434,296	2,252,038
Property and equipment, net	362,505	348,953
Intangible assets, net	56,999	58,028
Goodwill	51,889	51,889
Long-term deferred contract costs	493,530	461,852
Other assets	45,355	42,385
Total assets	$5,444,574	$3,215,145
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,192	$5,772
Income tax payable	23,180	—
Accrued commissions and bonuses	12,048	22,357
Accrued payroll and vacation	42,838	34,259
Deferred revenue	17,135	16,277
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	57,260	63,397
Current liabilities before client funds obligation	166,428	143,837
Client funds obligation	3,946,103	1,846,573
Total current liabilities	4,112,531	1,990,410
Deferred income tax liabilities, net	134,769	145,504
Long-term deferred revenue	87,681	85,149
Net long-term debt, less current portion	26,945	27,380
Other long-term liabilities	73,628	72,988
Total long-term liabilities	323,023	331,021
Total liabilities	4,435,554	2,321,431
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,302 and 62,298 shares issued at March 31, 2022 and December 31, 2021, respectively; 58,015 and 58,012 shares outstanding at March 31, 2022 and December 31, 2021, respectively)	623	623
Additional paid-in capital	490,307	465,594
Retained earnings	1,007,509	915,579
Accumulated other comprehensive earnings (loss)	(1,119)	—
Treasury stock, at cost (4,287 and 4,286 shares at March 31, 2022 and December 31, 2021, respectively)	(488,300)	(488,082)
Total stockholders' equity	1,009,020	893,714
Total liabilities and stockholders' equity	$5,444,574	$3,215,145

Paycom Software, Inc.
Unaudited Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues
Recurring	$348,164	$267,774
Implementation and other	5,355	4,424
Total revenues	353,519	272,198
Cost of revenues
Operating expenses	38,492	29,073
Depreciation and amortization	9,992	7,200
Total cost of revenues	48,484	36,273
Administrative expenses
Sales and marketing	74,996	62,761
Research and development	31,605	24,711
General and administrative	60,504	46,191
Depreciation and amortization	11,663	7,716
Total administrative expenses	178,768	141,379
Total operating expenses	227,252	177,652
Operating income	126,267	94,546
Interest expense	(215)	—
Other income (expense), net	1,412	629
Income before income taxes	127,464	95,175
Provision for income taxes	35,534	30,559
Net income	$91,930	$64,616
Earnings per share, basic	$1.58	$1.12
Earnings per share, diluted	$1.58	$1.11
Weighted average shares outstanding:
Basic	58,014	57,740
Diluted	58,219	58,394
Comprehensive earnings (loss):
Net income	$91,930	$64,616
Unrealized net gains (losses) on available-for-sale securities	(1,522)	—
Tax effect	403	—
Other comprehensive income (loss), net of tax	(1,119)	—
Comprehensive earnings (loss)	$90,811	$64,616

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$91,930	$64,616
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,655	14,916
Accretion of discount on available-for-sale securities	(303)	(77)
Non-cash marketing expense	437	—
Loss on disposition of property and equipment	—	132
Amortization of debt issuance costs	9	9
Stock-based compensation expense	22,055	23,581
Cash paid for derivative settlement	(174)	(232)
(Gain)/loss on derivative	(1,089)	(424)
Deferred income taxes, net	(10,332)	2,738
Changes in operating assets and liabilities:
Accounts receivable	(8,455)	(10,662)
Prepaid expenses	(4,859)	(6,255)
Inventory	124	(125)
Other assets	(2,970)	559
Deferred contract costs	(36,261)	(26,575)
Accounts payable	5,406	803
Income taxes, net	39,593	23,424
Accrued commissions and bonuses	(10,309)	(6,922)
Accrued payroll and vacation	8,579	8,105
Deferred revenue	3,390	2,167
Accrued expenses and other current liabilities	(1,195)	(321)
Net cash provided by operating activities	117,231	89,457
Cash flows from investing activities
Purchases of investments from funds held for clients	(169,152)	(47,215)
Proceeds from investments from funds held for clients	136,000	80,000
Purchases of property and equipment	(34,474)	(25,330)
Net cash provided by (used in) investing activities	(67,626)	7,455
Cash flows from financing activities
Withholding taxes paid related to net share settlements	(218)	(377)
Payments on long-term debt	(444)	(444)
Net change in client funds obligation	2,099,530	686,190
Net cash provided by (used in) financing activities	2,098,868	685,369
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	2,148,473	782,281
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,812,691	1,585,275
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$3,961,164	$2,367,556

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2022	2021
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$360,594	$215,093
Restricted cash included in funds held for clients	3,600,570	2,152,463
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$3,961,164	$2,367,556

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$5,394	$6,217
Stock-based compensation for capitalized software	$1,891	$1,456
Right of use assets obtained in exchange for operating lease liabilities	$4,146	$541

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net income to adjusted EBITDA:
Net income	$91,930	$64,616
Interest expense	215	—
Provision for income taxes	35,534	30,559
Depreciation and amortization	21,655	14,916
EBITDA	149,334	110,091
Non-cash stock-based compensation expense	22,055	23,581
Change in fair value of interest rate swap	(1,263)	(656)
Adjusted EBITDA	$170,126	$133,016
Net income margin	26.0%	23.7%
Adjusted EBITDA margin	48.1%	48.9%

	Three Months Ended March 31,
	2022	2021
Net income to non-GAAP net income:
Net income	$91,930	$64,616
Non-cash stock-based compensation expense	22,055	23,581
Change in fair value of interest rate swap	(1,263)	(656)
Income tax effect on non-GAAP adjustments	(2,074)	(1,633)
Non-GAAP net income	$110,648	$85,908

Weighted average shares outstanding:
Basic	58,014	57,740
Diluted	58,219	58,394

Earnings per share, basic	$1.58	$1.12
Earnings per share, diluted	$1.58	$1.11
Non-GAAP net income per share, basic	$1.91	$1.49
Non-GAAP net income per share, diluted	$1.90	$1.47

	Three Months Ended March 31,
	2022	2021
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.58	$1.12
Non-cash stock-based compensation expense	0.38	0.41
Change in fair value of interest rate swap	(0.02)	(0.01)
Income tax effect on non-GAAP adjustments	(0.03)	(0.03)
Non-GAAP net income per share, basic	$1.91	$1.49

	Three Months Ended March 31,
	2022	2021
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.58	$1.11
Non-cash stock-based compensation expense	0.38	0.40
Change in fair value of interest rate swap	(0.02)	(0.01)
Income tax effect on non-GAAP adjustments	(0.04)	(0.03)
Non-GAAP net income per share, diluted	$1.90	$1.47

	Three Months Ended March 31,
	2022	2021
Adjusted gross profit:
Total revenues	$353,519	$272,198
Less: Total cost of revenues	(48,484)	(36,273)
Total gross profit	305,035	235,925
Plus: Non-cash stock-based compensation expense	982	995
Total adjusted gross profit	$306,017	$236,920
Gross margin	86.3%	86.7%
Adjusted gross margin	86.6%	87.0%

	Three Months Ended March 31,
	2022	2021
Adjusted sales and marketing expenses:
Sales and marketing expenses	$74,996	$62,761
Less: Non-cash stock-based compensation expense	(2,877)	(3,511)
Adjusted sales and marketing expenses	$72,119	$59,250

Total revenues	$353,519	$272,198
Sales and marketing expenses as a % of revenues	21.2%	23.1%
Adjusted sales and marketing expenses as a % of revenues	20.4%	21.8%

	Three Months Ended March 31,
	2022	2021
Adjusted total administrative expenses:
Total administrative expenses	$178,768	$141,379
Less: Non-cash stock-based compensation expense	(21,073)	(22,586)
Adjusted total administrative expenses	$157,695	$118,793

Total revenues	$353,519	$272,198
Total administrative expenses as a % of revenues	50.5%	52.0%
Adjusted total administrative expenses as a % of revenues	44.6%	43.6%

	Three Months Ended March 31,
	2022	2021
Adjusted research and development expenses:
Research and development expenses	$31,605	$24,711
Less: Non-cash stock-based compensation expense	(2,219)	(1,567)
Adjusted research and development expenses	$29,386	$23,144

Total revenues	$353,519	$272,198
Research and development expenses as a % of revenues	8.9%	9.1%
Adjusted research and development expenses as a % of revenues	8.3%	8.5%

	Three Months Ended March 31,
	2022	2021
Total research and development costs:
Capitalized research and development costs	$15,400	$12,295
Research and development expenses	31,605	24,711
Total research and development costs	$47,005	$37,006

Total revenues	$353,519	$272,198
Total research and development costs as a % of revenues	13.3%	13.6%

Adjusted total research and development costs:
Total research and development costs	$47,005	$37,006
Less: Capitalized non-cash stock-based compensation	(1,891)	(1,456)
Less: Non-cash stock-based compensation expense	(2,219)	(1,567)
Adjusted total research and development costs	$42,895	$33,983

Total revenues	$353,519	$272,198
Adjusted total research and development costs as a % of revenues	12.1%	12.5%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended March 31,
	2022	2021
Non-cash stock-based compensation expense:
Operating expenses	$982	$995
Sales and marketing	2,877	3,511
Research and development	2,219	1,567
General and administrative	15,977	17,508
Total non-cash stock-based compensation expense	$22,055	$23,581

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.